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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective
Amendment No. 1 to Registration Statement No. 333-123661 on Form S-4 of Meritage Homes Corporation and subsidiaries of our report dated March 15, 2005, relating to the consolidated financial statements of Meritage Homes Corporation and subsidiaries and of our report on internal control over financial reporting dated March 15, 2005 (which report expresses an unqualified opinion on management's assessment on the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting, and includes an explanatory paragraph relating to a material weakness identified), appearing in the Annual Report on Form 10-K of Meritage Homes Corporation and subsidiaries for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP


Phoenix, Arizona
May 2, 2005